UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 6, 2018

 SeD Intelligent Home Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55038	27-1467607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-971-3940

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a lot purchase agreement dated July 20, 2016, SeD Maryland Development, LLC (“SeD Maryland”), an entity which SeD Intelligent Home Inc. (the “Company”) currently owns 83.55% of through certain subsidiaries, agreed to sell 210 multifamily units in the Company’s Ballenger Run Project to Orchard Development Corporation (“Orchard”) for a total purchase price of $5,250,000 with a closing date of March 31, 2018.

Based on the agreement, Orchard was required to put $100,000 into a third-party escrow account upon signing of the agreement and an additional $150,000 upon completion of the feasibility study, which occurred in November 2016.

Following certain extensions of the closing date and the payment of additional deposits, on August 6, 2018, SeD Maryland and Orchard closed this transaction and Orchard acquired the units described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeD Intelligent Home Inc.

Date: August 9, 2018	By:	/s/ Rongguo (Ronald) Wei
Name: Rongguo (Ronald) Wei
Title: Co-Chief Financial Officer

3